SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED  MAY 24, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-9
                                     Issuer

                                -----------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated May 24, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,329,619.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-58 of the Prospectus Supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 84.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                         (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                                 ----------------------------------------
   Class                          0%      150%     300%     500%     700%
   -----                         ----     ----     ----     ----     ----

   Class PO....................  0.9%     2.0%     3.4%     5.3%     7.1%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                                     Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9

                 Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------
                                                 Certificate                                      Pass
                                Class                Rate                  Beginning             Through
 Class       Cusip            Description            Type                   Balance              Rate (%)
--------------------------------------------------------------------------------------------------------------
  A1        12669CA75          Senior            Var-30/360             14,232,532.40           2.160000
  A2        12669CA83         Strip IO           Var-30/360             14,232,532.40           6.340000
  A3        12669CA91          Senior            Fix-30/360             31,763,000.00           6.250000
  A4        12669CB25          Senior            Fix-30/360             45,004,059.97           6.350000
  A5                                                                   113,687,665.73           5.592592
 A5-1       12669CB33          Senior            Fix-30/360             78,279,926.02           5.250000
 A5-2       12669CB33          Senior            Fix-30/360             35,407,739.71           6.350000
  A6        12669CB41          Senior            Fix-30/360                         -           6.750000
  A7                                                                    63,645,235.55           8.958471
 A7-1       12669CB58         Strip IO           Fix-30/360             13,705,548.54           6.750000
 A7-2       12669CB58         Strip IO           Fix-30/360              2,352,814.00           6.750000
 A7-3       12669CB58          Senior            Fix-30/360             12,258,541.58           6.750000
 A7-4       12669CB58         Strip IO           Fix-30/360              4,765,143.50           6.750000
 A7-5       12669CB58          Senior            Fix-30/360             51,386,693.97           6.750000
  A8        12669CB66          Senior            Fix-30/360                934,497.32           6.750000
  PO        12669CB74         Strip PO           Fix-30/360              1,343,180.96           0.000000
  AR        12669CB82          Senior            Fix-30/360                         -           6.750000
--------------------------------------------------------------------------------------------------------------
   M        12669CB90          Junior            Fix-30/360              4,489,434.09           6.750000
  B1        12669CC24          Junior            Fix-30/360              2,244,766.93           6.750000
  B2        12669CC32          Junior            Fix-30/360              1,496,544.54           6.750000
  B3        12669CC57          Junior            Fix-30/360                748,322.15           6.750000
  B4        12669CC65          Junior            Fix-30/360                748,272.27           6.750000
  B5        12669CC73          Junior            Fix-30/360                748,254.41           6.750000
--------------------------------------------------------------------------------------------------------------
Totals                                                                 281,085,766.32
--------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                        Current                       Cumulative
             Principal             Interest               Total         Realized        Ending         Realized
 Class      Distribution         Distribution          Distribution      Losses         Balance        Losses
-----------------------------------------------------------------------------------------------------------------
  A1             10,605.68          25,612.38           36,218.06        -           14,221,926.72        -
  A2                     -          75,177.07           75,177.07        -           14,221,926.72        -
  A3                     -         165,392.37          165,392.37        -           31,763,000.00        -
  A4          3,361,073.82         238,089.02        3,599,162.84        -           41,642,986.15        -
  A5          2,702,716.22         529,712.78        3,232,429.00        -          110,984,949.51        -
 A5-1            58,331.98         342,392.04          400,724.02        -           78,221,594.04        -
 A5-2         2,644,384.24         187,320.74        2,831,704.98        -           32,763,355.47        -
  A6                     -                  -                   -        -                       -        -
  A7          4,126,733.53         117,103.96        4,243,837.49        -           59,876,420.09        -
 A7-1                    -          77,075.11           77,075.11        -           13,695,335.56        -
 A7-2                    -          13,231.39           13,231.39        -            2,352,814.00        -
 A7-3                    -                  -                   -        -           12,327,479.24        -
 A7-4                    -          26,797.46           26,797.46        -            4,409,264.50        -
 A7-5         4,126,733.53                  -        4,126,733.53        -           47,548,940.85        -
  A8             34,280.06           5,255.28           39,535.34        -              900,217.25        -
  PO             13,561.24                  -           13,561.24        -            1,329,619.72        -
  AR                     -                  -                   -        -                       -        -
-----------------------------------------------------------------------------------------------------------------
   M              3,655.02          25,246.97           28,901.99        -            4,485,779.07        -
  B1              1,827.55          12,623.77           14,451.32        -            2,242,939.38        -
  B2              1,218.39           8,416.03            9,634.43        -            1,495,326.14        -
  B3                609.24           4,208.30            4,817.53        -              747,712.91        -
  B4                609.20           4,208.02            4,817.21        -              747,663.07        -
  B5                609.18           4,207.92            4,817.10        -              747,645.23        -
-----------------------------------------------------------------------------------------------------------------
Totals       10,257,499.13       1,215,253.87       11,472,752.99        -          271,186,185.24        -
-----------------------------------------------------------------------------------------------------------------

                                                     Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9



                          Principal Distribution Detail
---------------------------------------------------------------------------------------------------
                               Original          Beginning             Scheduled
                             Certificate       Certificate             Principal         Accretion
Class         Cusip            Balance           Balance              Distribution       Principal
---------------------------------------------------------------------------------------------------
  A1       12669CA75        14,264,000.00       14,232,532.40            10,605.68                -
  A2       12669CA83        14,264,000.00       14,232,532.40                    -                -
  A3       12669CA91        31,763,000.00       31,763,000.00                    -                -
  A4       12669CB25        49,500,000.00       45,004,059.97         3,361,073.82                -
  A5                       117,398,000.00      113,687,665.73         2,702,716.22                -
 A5-1      12669CB33        78,453,000.00       78,279,926.02            58,331.98                -
 A5-2      12669CB33        38,945,000.00       35,407,739.71         2,644,384.24                -
  A6       12669CB41         6,750,000.00                   -                    -                -
  A7                        67,466,000.00       63,645,235.55         4,126,733.53        68,937.66
 A7-1      12669CB58        13,735,851.00       13,705,548.54                    -                -
 A7-2      12669CB58         2,352,814.00        2,352,814.00                    -                -
 A7-3      12669CB58        12,054,000.00       12,258,541.58                    -        68,937.66
 A7-4      12669CB58         5,241,185.00        4,765,143.50                    -                -
 A7-5      12669CB58        55,412,000.00       51,386,693.97         4,126,733.53                -
  A8       12669CB66         1,000,000.00          934,497.32            34,280.06                -
  PO       12669CB74         1,364,410.37        1,343,180.96            13,561.24                -
  AR       12669CB82               100.00                   -                    -                -
---------------------------------------------------------------------------------------------------
   M       12669CB90         4,500,100.00        4,489,434.09             3,655.02                -
  B1       12669CC24         2,250,100.00        2,244,766.93             1,827.55                -
  B2       12669CC32         1,500,100.00        1,496,544.54             1,218.39                -
  B3       12669CC57           750,100.00          748,322.15               609.24                -
  B4       12669CC65           750,050.00          748,272.27               609.20                -
  B5       12669CC73           750,032.10          748,254.41               609.18                -
---------------------------------------------------------------------------------------------------
Totals                     300,005,992.47      281,085,766.32        10,257,499.13        68,937.66
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
           Unscheduled              Net               Current          Ending             Ending
            Principal            Principal           Realized        Certificate        Certificate
Class      Adjustments          Distribution          Losses           Balance            Factor
----------------------------------------------------------------------------------------------------
  A1           -                 10,605.68               -          14,221,926.72       0.99705038734
  A2           -                         -               -          14,221,926.72       0.99705038734
  A3           -                         -               -          31,763,000.00       1.00000000000
  A4           -              3,361,073.82               -          41,642,986.15       0.84127244754
  A5           -              2,702,716.22               -         110,984,949.51       0.94537342638
 A5-1          -                 58,331.98               -          78,221,594.04       0.99705038734
 A5-2          -              2,644,384.24               -          32,763,355.47       0.84127244754
  A6           -                         -               -                      -       0.00000000000
  A7           -              4,126,733.53               -          59,876,420.09       0.88750511502
 A7-1          -                         -               -          13,695,335.56       0.99705038715
 A7-2          -                         -               -           2,352,814.00       1.00000000000
 A7-3          -                         -               -          12,327,479.24       1.02268784117
 A7-4          -                         -               -           4,409,264.50       0.84127244194
 A7-5          -              4,126,733.53               -          47,548,940.85       0.85809826118
  A8           -                 34,280.06               -             900,217.25       0.90021725379
  PO           -                 13,561.24               -           1,329,619.72       0.97450132977
  AR           -                         -               -                      -       0.00000000000
-----------------------------------------------------------------------------------------------------
   M           -                  3,655.02               -           4,485,779.07       0.99681764181
  B1           -                  1,827.55               -           2,242,939.38       0.99681764181
  B2           -                  1,218.39               -           1,495,326.14       0.99681764181
  B3           -                    609.24               -             747,712.91       0.99681764181
  B4           -                    609.20               -             747,663.07       0.99681764181
  B5           -                    609.18               -             747,645.23       0.99681764181
-----------------------------------------------------------------------------------------------------
Totals         -             10,257,499.13               -         271,186,185.24
-----------------------------------------------------------------------------------------------------

                                                     Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9

                          Interest Distribution Detail
------------------------------------------------------------------------------------------------
                    Beginning                Pass                Accrued              Cumulative
                   Certificate             Through               Optimal               Unpaid
  Class              Balance               Rate (%)             Interest               Interest
------------------------------------------------------------------------------------------------
   A1              14,232,532.40            2.160000            25,618.56                  -
   A2              14,232,532.40            6.340000            75,195.21                  -
   A3              31,763,000.00            6.250000           165,432.29                  -
   A4              45,004,059.97            6.350000           238,146.48                  -
   A5             113,687,665.73            5.592592           529,840.64                  -
  A5-1             78,279,926.02            5.250000           342,474.68                  -
  A5-2             35,407,739.71            6.350000           187,365.96                  -
   A6                          -            6.750000                    -                  -
   A7              63,645,235.55            8.958471           117,218.61                  -
  A7-1             13,705,548.54            6.750000            77,093.71                  -
  A7-2              2,352,814.00            6.750000            13,234.58                  -
  A7-3             12,258,541.58            6.750000                16.64                  -
  A7-4              4,765,143.50            6.750000            26,803.93                  -
  A7-5             51,386,693.97            6.750000                69.75                  -
   A8                 934,497.32            6.750000             5,256.55                  -
   PO               1,343,180.96            0.000000                    -                  -
   AR                          -            6.750000                    -                  -
------------------------------------------------------------------------------------------------
   M                4,489,434.09            6.750000            25,253.07                  -
   B1               2,244,766.93            6.750000            12,626.81                  -
   B2               1,496,544.54            6.750000             8,418.06                  -
   B3                 748,322.15            6.750000             4,209.31                  -
   B4                 748,272.27            6.750000             4,209.03                  -
   B5                 748,254.41            6.750000             4,208.93                  -
------------------------------------------------------------------------------------------------
 Totals           281,085,766.32                             1,215,633.55                  -
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  Total                Net           Unscheduled
               Deferred          Interest           Prepayment         Interest         Interest
 Class         Interest            Due            Int Shortfall       Adjustment          Paid
-------------------------------------------------------------------------------------------------
   A1                 -          25,618.56              6.18             -              25,612.38
   A2                 -          75,195.21             18.14             -              75,177.07
   A3                 -         165,432.29             39.92             -             165,392.37
   A4                 -         238,146.48             57.47             -             238,089.02
   A5                 -         529,840.64            127.85             -             529,712.78
  A5-1                -         342,474.68             82.64             -             342,392.04
  A5-2                -         187,365.96             45.21             -             187,320.74
   A6                 -                  -                 -             -                      -
   A7        357,918.07         475,136.67            114.65             -             117,103.96
  A7-1                -          77,093.71             18.60             -              77,075.11
  A7-2                -          13,234.58              3.19             -              13,231.39
  A7-3        68,937.66          68,954.30             16.64             -                      -
  A7-4                -          26,803.93              6.47             -              26,797.46
  A7-5       288,980.41         289,050.15             69.75             -                      -
   A8                 -           5,256.55              1.27             -               5,255.28
   PO                 -                  -                 -             -                      -
   AR                 -                  -                 -             -                      -
-------------------------------------------------------------------------------------------------
   M                  -          25,253.07              6.09             -              25,246.97
   B1                 -          12,626.81              3.05             -              12,623.77
   B2                 -           8,418.06              2.03             -               8,416.03
   B3                 -           4,209.31              1.02             -               4,208.30
   B4                 -           4,209.03              1.02             -               4,208.02
   B5                 -           4,208.93              1.02             -               4,207.92
-------------------------------------------------------------------------------------------------
 Totals      357,918.07       1,573,551.61            379.71             -           1,215,253.87
-------------------------------------------------------------------------------------------------

                                                     Distribution Date: 9/25/02
       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9

                           Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning Cert.                                       Ending Cert.         Pass
                            Certificate           Notional           Principal       Interest           Notional         Through
Class        Cusip            Balance             Balance          Distribution    Distribution         Balance          Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  A1        12669CA75      14,264,000.00      997.793915034        0.743527699      1.795595663       997.050387335     2.160000
  A2        12669CA83      14,264,000.00      997.793915034        0.000000000      5.270405789       997.050387335     6.340000
  A3        12669CA91      31,763,000.00    1,000.000000000        0.000000000      5.207076556     1,000.000000000     6.250000
  A4        12669CB25      49,500,000.00      909.172928724       67.900481181      4.809879171       841.272447543     6.350000
  A5                      117,398,000.00      968.395251452       23.021825074      4.512110768       945.373426379     5.592592
 A5-1       12669CB33      78,453,000.00      997.793915034        0.743527699      4.364295014       997.050387335     5.250000
 A5-2       12669CB33      38,945,000.00      909.172928724       67.900481181      4.809879171       841.272447543     6.350000
  A6        12669CB41       6,750,000.00        0.000000000        0.000000000      0.000000000         0.000000000     6.750000
  A7                       67,466,000.00      943.367556251       61.167603385      1.735747784       887.505115021     8.958471
 A7-1       12669CB58      13,735,851.00      997.793914897        0.000000000      5.611236446       997.050387153     6.750000
 A7-2       12669CB58       2,352,814.00    1,000.000000000        0.000000000      5.623642680     1,000.000000000     6.750000
 A7-3       12669CB58      12,054,000.00    1,016.968772175        0.000000000      0.000000000     1,022.687841166     6.750000
 A7-4       12669CB58       5,241,185.00      909.172925515        0.000000000      5.112863668       841.272441935     6.750000
 A7-5       12669CB58      55,412,000.00      927.356781420       74.473643415      0.000000000       858.098261180     6.750000
  A8        12669CB66       1,000,000.00      934.497315440       34.280061648      5.255278988       900.217253792     6.750000
  PO        12669CB74       1,364,410.37      984.440594141        9.939264370      0.000000000       974.501329771     0.000000
  AR        12669CB82             100.00        0.000000000        0.000000000      0.000000000         0.000000000     6.750000
---------------------------------------------------------------------------------------------------------------------------------
   M        12669CB90       4,500,100.00      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
  B1        12669CC24       2,250,100.00      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
  B2        12669CC32       1,500,100.00      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
  B3        12669CC57         750,100.00      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
  B4        12669CC65         750,050.00      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
  B5        12669CC73         750,032.10      997.629850369        0.812208557      5.610313806       996.817641813     6.750000
---------------------------------------------------------------------------------------------------------------------------------
Totals                    300,005,992.47      936.933839240       34.190980805      4.050765320       903.935894771
---------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9


Pool Level Data

Distribution Date                                                                                                        9/25/2002
Cut-off Date                                                                                                              5/1/2002
Determination Date                                                                                                        9/1/2002
Accrual Period 30/360                               Begin                                                                 8/1/2002
                                                    End                                                                   9/1/2002
Number of Days in 30/360 Accrual Period                                                                                         30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                300,005,992.47

Beginning Aggregate Pool Stated Principal Balance                                                                   281,085,766.31
Ending Aggregate Pool Stated Principal Balance                                                                      271,186,185.25

Beginning Aggregate Certificate Stated Principal Balance                                                            281,085,766.31
Ending Aggregate Certificate Stated Principal Balance                                                               271,186,185.25

Beginning Aggregate Loan Count                                                                                                 627
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 19
Ending Aggregate Loan Count                                                                                                    608

Beginning Weighted Average Loan Rate (WAC)                                                                               7.213234%
Ending Weighted Average Loan Rate (WAC)                                                                                  7.210076%

Beginning Net Weighted Average Loan Rate                                                                                 6.717745%
Ending Net Weighted Average Loan Rate                                                                                    6.716905%

Weighted Average Maturity (WAM) (Months)                                                                                       354

Servicer Advances                                                                                                        19,167.60

Aggregate Pool Prepayment                                                                                             9,670,602.57
Pool Prepayment Rate                                                                                                   34.3263 CPR


--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                   96.2552736213%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               3.7447263787%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9


Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                   11,579,346.44
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
                                                                                                                   ---------------
Total Deposits                                                                                                       11,579,346.44

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                          50,818.48
Payment of Sub Servicer Fees                                                                                             55,394.79
Payment of Other Fees                                                                                                            -
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                   55,394.79
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                    11,472,753.48
                                                                                                                   ---------------
Total Withdrawals                                                                                                    11,634,361.53

Ending Balance                                                                                                              379.70

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 7,741.05
Compensation for Gross PPIS from Servicing Fees                                                                           7,741.05
Other Gross PPIS Compensation                                                                                                    -
                                                                                                                   ---------------
Total Net PPIS (Non-Supported PPIS)                                                                                              -

Master Servicing Fees Paid                                                                                               50,818.48
Sub Servicing Fees Paid                                                                                                  55,394.79
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                    55,394.79
Other Fees Paid                                                                                                                  -
                                                                                                                   ---------------
Total Fees                                                                                                              161,608.05

       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                     30-59 Days    60-89 Days            90+ Days                Totals
-----------                                                     ----------    ----------            --------                ------
Scheduled Principal Balance                                   2,837,222.06             -                   -          2,837,222.06
Percentage of Total Pool Balance                                 1.046227%     0.000000%           0.000000%             1.046227%
Number of Loans                                                          6             0                   0                     6
Percentage of Total Loans                                        0.986842%     0.000000%           0.000000%             0.986842%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                   101,560.00            101,560.00
Bankruptcy Percentage                                                                              0.033853%             0.037450%
Credit/Fraud Loss                                                                               3,855,208.00          3,855,208.00
Credit/Fraud Loss Percentage                                                                       1.285044%             1.421609%


       THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2002-9


Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Special Hazard Loss                                                                             3,855,208.00          3,586,874.18
Special Hazard Loss Percentage                                                                     1.285044%             1.322661%

Credit Support                                                                                      Original               Current
--------------                                                                                      --------               -------
Class A                                                                                       289,505,510.37        260,719,119.45
Class A Percentage                                                                                96.499909%            96.140266%

Class M                                                                                         4,500,100.00          4,485,779.07
Class M Percentage                                                                                 1.500003%             1.654133%

Class B1                                                                                        2,250,100.00          2,242,939.38
Class B1 Percentage                                                                                0.750018%             0.827085%

Class B2                                                                                        1,500,100.00          1,495,326.14
Class B2 Percentage                                                                                0.500023%             0.551402%

Class B3                                                                                          750,100.00            747,712.91
Class B3 Percentage                                                                                0.250028%             0.275719%

Class B4                                                                                          750,050.00            747,663.07
Class B4 Percentage                                                                                0.250012%             0.275701%

Class B5                                                                                          750,032.10            747,645.23
Class B5 Percentage                                                                                0.250006%             0.275694%